SUBLEASE

THIS SUBLEASE is made as of the 23rd day of August, 2001, by and between VIACOM INC. a Delaware corporation, hereinafter referred to as "Sublessor" and CCS CONSOLIDATED, INC., a Delaware corporation, hereinafter referred to as "Sublessee" with reference to the following facts:

A.          Westerly Corporation, ("Westerly1!) and Westinghouse Electric Corporation ("Westinghouse") entered into a certain Lease dated May 6, 1996 (together with any and all amendments thereto, the "Lease), with respect to the premises located at 12301

N.W. 39" Street, in the City of Coral Springs, (the "Premises") , being more particularly described in the Lease, a copy of which is attached hereto and made a part hereof.

B.          Westerly assigned the Lease as part of the Sale of the Building to Teachers Insurance and Annuity Association of America ("Landlord).

C.          Sublessor is the successor in interest to Westinghouse by corporate name change (to CBS Corporation) and by corporate merger.

D.          Sublessor wishes to sublease to Sublessee and Sublessee wishes to sublease from Sublessor the entire Premises, including the Land and the Building as such terms are described in the Lease (hereinafter referred to collectively as the "Subleased Premises").

Sublessor and Sublessee hereby agree to the following:

1.	Demise. Sublessor hereby subleases to Sublessee the Subleased Premises upon and subject to the terms and conditions hereinafter set forth.

2.	Term.

(a) The term of the Sublease shall commence on October 1, 2001, and shall terminate on February 27, 2007, which is one day prior to the expiration of this Lease (the "Sublease Expiration Date"). Sublessee shall have no right to extend this Sublease beyond the Sublease Expiration Date.

(b) Provided Sublessee is not in default of this Sublease, past any applicable notice and cure period, at any time Sublessor has to exercise any renewal option it has as Tenant under the Lease, Sublessor hereby agrees to forbear from exercising such renewal option.

3.	Rent.

(a) The rent payable under this Sublease shall be all Base Rent payable under the Sublease (which is currently $45,945.23 per month and effective March I,2002 increases to $50,382.19 per month) plus all applicable sales and use taxes thereon.

(b) Notwithstanding the foregoing, provided Sublessee is not in default of this Sublease past any applicable notice and cure period at the time that the applicable payment is due hereunder, Base Rent (but not additional rent) shall be abated for the second (2nd), third (3rd), fourth (4th), thirteenth (13th and thirty-seventh 37th) months of the term hereof. In addition, also provided Sublessee is not in default of this Sublease past any applicable notice and cure period at the time payment would otherwise be due hereunder, one-half (112) of the Base Rent (but not additional rent) for the twenty-fifth (25'h) month of the term hereof shall be abated.

(c ) In addition to the monthly Base Rent, Sublessee shall pay, as additional rent, any other charge incurred hereunder or which Sublessor is obligated to pay as tenant under the Lease.

(d) Sublessee shall pay directly to the service provider for other utility service, as well as any other service charges relating to the Subleased Premises, which Sublessor is required to pay pursuant to the Lease. Sublessee shall be responsible for the payment of same promptly in accordance with the terms of the Lease.

(e)	Base Rent for the first month (or proportionate share thereof, if this Sublease is not executed on the first day of a month) shall be payable upon full execution hereof. thereafter all rent and additional rent shall be payable on the first day of each month (except as provided in Section 3(b) above) without any set-off or deduction whatsoever to Sublessor addressed to CBS Divested Activities, 1 Stanwix Street, Pittsburgh PA 15222, unless otherwise specified in a written notice to Sublessee. Rent for any other period of less than one month shall be apportioned based on the number of days in that month.

4. Late Charges. In addition to such remedies as may otherwise be provided in the Lease or this Sublease, Sublessor shall be entitled to a late charge of five percent (5%) of the amount of the monthly rent if not received by the fifth day of the month, and a charge of five percent (5%) of the amount of any check given by Sublessee not paid when first presented by Sublessor. The parties agree that damages to Sublessor as a result of a late payment or an unpaid check by Sublessee are difficult to ascertain and that the-charges in this Section 4 represent a fair and reasonable estimate of said damages. Acceptance by Sublessor of a late charge shall not constitute a waiver by Sublessor of any default of Sublessee nor prevent Sublessor from exercising any right or remedy hereunder, under the Lease or otherwise available at law or equity.

5. Securitv Deposit. Sublessee has deposited with Sublessor upon its execution of the Sublease the sum of Ninety One Thousand Eight Hundred Ninety and 461100 ($91,890.46) Dollars [being two (2) months current Base Rent under the Lease] as security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease. In the event Sublessee defaults in respect to any of the terms, provisions and conditions of this Sublease, including without limitation, the payment of rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default, and in such event, Sublessee shall pay to Sublessor upon demand a sum sufficient to restore the security to its original amount. In the event that the actual amount due from Sublessee as additional rent hereunder is not known to Sublessor as of the Expiration Date, Sublessor shall have the right to hold a portion, as estimated by Sublessor in good faith, of the security deposit following the Expiration Date until said actual amount due has been determined by Sublessor and paid by Sublessee. Promptly after the Expiration Date and after the completion of any repair or restoration to the Subleased Premises which Sublessee is responsible to do hereunder, Sublessor shall refund to Sublessee the amount then remaining in the Security Deposit after deducting therefrom the full amount of all sums due and owing, from Sublessee (including but not limited to any. past due rent or additional rent then owed as well as the cost of any repair or restoration to the Subleased Premises performed by Sublessor on Sublessee's behalf). In addition, should this Sublease be cancelled, pursuant to Section 19 hereof, because of Landlord's failure or refusal to consent hereto, Sublessor shall promptly refund the Security Deposit to Sublessee.

6.	Use.
(a) Sublessee shall use the Subleased Premises in accord with the terms of the

Lease and for no other purposes.

(b) Sublessee shall have the right to all monument and building signage,..whi'ch Sublessor is entitled to under the Lease provided it secures the prior written* consent of Sublessor, which shall not be unreasonably withheld or delayed. Any sign installed by Sublessee with the consent of Sublessor shall be installed, maintained and removed at the sole expense of Sublessee.

(c) No auction, fire, bankruptcy, going-out-of-business or similar sales may be conducted or be advertised as being conducted within the Subleased Premises without the prior written consent of Sublessor.

(d)	Sublessee will not use or store flammable or hazardous materials on the Subleased Premises.
(e)	The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from violation of this provision by Sublessee, its employees, agents or invitees shall be borne by Sublessee.

(f) Sublessee shall not perform any act or carry on any practice which may injure the Subleased Premises or cause any offensive odors or noises that constitute a nuisance or menace to any other tenant or tenants or other persons, and in no event shall any noises or odors be emitted from the Subleased Premises

(g) Nothing shall be done upon or about the Subleased Premises which shall be unlawful, improper, or contrary to any law, ordinance, regulation or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction and Sublessee will promptly comply with any such law, ordinance, regulation or requirement.

(h)	Sublessee will observe and comply with, and will cause its employees,

agents and invitees to observe and comply with the restrictions set forth herein.

(i) Sublessee agrees. to comply with all rules and regulations that Sublessor has made or may hereafter from time to time make for the Subleased Premises.

7.	Assignment and Subletting.
(a)	Sublessee shall not, by operation of law or otherwise, transfer, assign, sublet,

enter into license agreements, change ownership, mortgage or hypothecate this Sublease or the Sublessee's interest in and to the Subleased Premises without first procuring the prior written consent of Sublessor and Landlord. Any attempted transfer, assignment, subletting, license agreement, change in ownership, mortgage or hypothecation without Sublessor's and Landlord's prior written consent shall be void and confer no rights upon any third person. In the event of any sublease or assignment by Sublessee, Sublessee shall not be relieved 'from its covenants and obligations for the Sublease term. The acceptance of rent by Sublessor from any other person or entity shall not be deemed a waiver by Sublessor of any provision hereof. Sublessee agrees to reimburse Sublessor for any reasonable fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing agreement, change in ownership, mortgage or hypothecation of this Sublease or Sublessee's interest in and to the Subleased Premises.

(b) If Sublessee hereunder is or becomes a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this paragraph.

( c) The consent of Sublessor and Landlord to any transfer, assignment, sublease, license agreement, change in ownership, mortgage or hypothecation of this Sublease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license agreement, change in ownership, mortgage or hypothecation.

(d)	Sublessor shall have the right to terminate this Sublease as to that portion of the Subleased Premises which Sublessee seeks to assign or sublet. Sublessor may exercise such right to terminate by giving written notice to Sublessee at any time prior to Sublessor's written consent to such assignment or sublease. In the event that Sublessor exercises such right to terminate, Sublessor shall be entitled to recover possession of such portion of the Subleased Premises on the later of (i)the proposed date for possession by such assignee or sub-sublessee, or (ii) ninety (90) days after the date of Sublessor's notice of termination to Sublessee.

(e)	In the event that Sublessor fails to exercise its termination right as set forth in the preceding paragraph, and in the event that Sublessor consents to any assignment or sublease of all or any portion of the Subleased Premises, Sublessee shall pay to Sublessor fifty percent (50%) of all profit derived by Sublessee from such assignment or sublease.

8.	Condition of Subleased Premises.

(a) Sublessee agrees to take the Subleased Premises in its "as is" condition. Sublessee is fully familiar with the physical condition of the Subleased Premises and Sublessee's taking possession thereof shall constitute Sublessee's acknowledgment that the Subleased Premises, and every part thereof, are in good condition and without need of repair.

(b) Sublessee shall be responsible for all maintenance and repairs to the Subleased Premises, for which Sublessor is responsible as tenant under the Lease, including, but not limited to the extent applicable under the Lease, janitorial and day-to- day maintenance of interior surfaces and building systems in order to keep the Subleased Premises in good order and condition and as otherwise required by the Lease.

(c) All property of every kind placed or stored by Sublessee at the Subleased Premises shall be so placed or stored at the sole risk of Sublessee. Sublessor shall not be liable to Sublessee or any other person for any injury, loss, damage or inconvenience occasioned by any cause whatsoever to said property unless Such injury, loss, damage or inconvenience is caused solely by the willful or negligent acts or omissions of Sublessor.

(d) Upon expiration or sooner termination of the Sublease, Sublessee shall quit and surrender the Subleased Premises in substantially the same condition as the Subleased Premises were in at the commencement of the term hereof, broom-clean, free of all personal effects, and as otherwise required by the terms of the Lease. Except as provided to the contrary in this Section 8 hereof, any improvements or fixtures installed by Sublessee which are affixed to the Subleased Premises by nails, screws or some other detachable means shall be removed upon the expiration or sooner termination of this Sublease. Sublessee shall repair all damage or defacement to the Subleased Premises and to the fixtures, appurtenances and equipment of Sublessor therein, caused by the Sublessee's removal of its furniture, fixtures, equipment, machinery and the like and the removal of any improvements or alterations. Notwithstanding anything to the contrary herein, Sublessee may request at any time (including at the time or as part of the request for initial approval of any improvement or alteration) but in no event later than sixty days prior to the expiration or sooner termination of this Sublease, that Sublessor consent to allowing Sublessee to leave any alteration or improvement in place. Sublessor shall grant or deny such request in its absolute discretion.

9.	Alterations.
(a)	Sublessee shall not, without the prior written consent of Sublessor and

Landlord (if Landlord's consent is required under the Lease), make any alterations, improvements or additions to or upon the Subleased Premises; provided, however, that no consent from Sublessor shall be required for any non-structural, cosmetic interior alterations (example; painting and carpeting) costing $10,000.00 or less. (Nothing herein shall put any limitation on any requirement of the Lease for Landlord's consent). Any alterations, improvements or additions consented to by Sublessor and Landlord shall be constructed in accordance with all applicable laws and regulations, with a proper permit and in a workmanlike manner. Notwithstanding the foregoing and notwithstanding that Landlord's Approval (as hereinafter defined) has not yet been secured, upon full execution hereof and upon payment of the first month's Base rent, as required in Section 3(e) and providing proof of insurance, as required in Section 10(b), Sublessor hereby consents to Sublessee entering and Sublessee may enter the Subleased Premises, at its sole and exclusive risk, for the sole purpose of performing the alterations described in Exhibit AA attached hereto ("Preliminary Work") which is hereby approved. All such Preliminary Work shall be done in compliance with all of the applicable requirements of this Section 9, and the insurance requirements of Section 10 and the indemnity requirements of Section 13 shall apply to such Preliminary Work.

(b) Sublessee agrees to immediately discharge (either by payment or by filing of the necessary bond in the full amount of the lien, or otherwise) any mechanics', materialmen's or other liens against the Subleased Premises and/or the interests of Sublessor or Landlord therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Sublessee in, upon or about the Subleased Premises. Sublessee agrees to give Sublessor and Landlord prompt notice of the filing of any such liens.

10.	Insurance.
(a)	Sublessee shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Sublessor under the Lease, naming Sublessor, as well as Landlord, in the manner required therein, and such property insurance as is required to be carried by Sublessor under the Lease to the extent such property insurance pertains to the Subleased Premises. If the Lease requires Sublessor to insure leasehold improvements or alterations, then Sublessee shall insure such leasehold improvements which are located in the Subleased Premises, as well as alterations in the Subleased Premises made by Sublessee. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party's property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Sublessee hereby waives claims against Landlord and Sublessor for property damage to the Subleased Premises or its contents if and to the extent that sublessor waives such claims against Landlord under the Lease.

(b) Sublessee shall furnish proof of such insurance coverage to Sublessor upon execution hereof. Such policies shall contain a waiver of the insurer's right of subrogation against the Sublessor and Landlord, and shall require the insurer to give Sublessor thirty (30) days notice prior to the expiration or cancellation of insurance coverage.

(b)	Sublessee shall not do anything on the said Subleased Premises to make void or voidable any insurance upon the Subleased Premises or render necessary any increased or extra premium for the said insurance. If, as a result of improper maintenance, poor housekeeping, or any other conduct or other activities on the part of Sublessee, the insurance premiums are increased, Sublessee shall pay the additional cost thereof, and in the event the conduct of Sublessee's business results in an increase in insurance premiums to be paid by Sublessor, Sublessee shall pay to Sublessor the amount of such increase.

11. Casualtv and Condemnation. In the event of a fire or other casualty affecting the Building or the Subleased Premises, or of a taking of all or a part of the Building or the Subleased Premises under the power of eminent domain, Sublessor may not exercise any right which may have the effect of terminating the Lease without first obtaining the prior written consent of Sublessee. In the event Sublessor is entitled, under the Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Sublessee shall be entitied to an equivalent abatement of the rent it pays hereunder. If the Lease imposes on Sublessor the obligation to repair or restore leasehold improvements or alterations, then at Sublessor's option, such obligation shall pass to Sublessee. Should Sublessor elect to retain any repair or restoration obligation it has as Tenant under the Lease, Sublessee shall make any insurance proceeds resulting from the loss which Sublessor is obligated to repair or restore available to Sublessor and shall permit Sublessor to enter the Subleased

Premises to perform the same, subject to such conditions as Sublessee may reasonably impose.

12. Quiet Eniovment. Sublessor represents that it has full power and authority to enter into this Sublease, subject to the consent of the Landlord, if required under the Lease. So long as Sublessee is not in default in the performance of its covenants and agreements in this Sublease, Sublessee's quiet and peaceable enjoyment of the Subleased Premises shall not be disturbed or interfered with by Sublessor, or by any person claiming by, through, or under Sublessor. Sublessor hereby covenants that it will not voluntarily terminate the lease prior to the expiration of this Sublease and that except for those obligations under the Lease assumed by Sublessee hereunder, it will comply with all the terms of the Lease. Notwithstanding the foregoing, Sublessor shall not be responsible for any breach of the Lease by Landlord, including but not limited to the breach of any obligation of quiet enjoyment. Sublessor does, however, grant to Sublessee the right to take all reasonable actions to enforce the rights of the Tenant under the Lease, provided Sublessee pays all costs and expenses therefor and indemnifies and holds Sublessor harmless from any liability or loss arising therefrom.

13. Indemnity. Sublessee agrees to indemnify and hold Sublessor harmless against all loss, damage, liability, or expense arising out of injury to third parties or their property (i) caused by any breach or default by Sublessee of any covenant or obligation it has hereunder (including but not limited to all covenants or obligations of tenant under the Ÿ ease assumed by Sublessee pursuant to the terms hereof). (ii) caused by or in connection with anything owned or controlled by Sublessee, (iii) resulting from any act, failure to act, or negligence of Sublessee or its employees, agents or invitees, or (iv) resulting from any nuisance suffered on the Subleased Premises, except for damage or injury to third parties or property resulting from the proven gross negligence or intentional act of Sublessor. Sublessee further agrees to indemnify Sublessor and hold Sublessor harmless from all losses, damages, liabilities and expenses which Sublessor may incur, or for which Sublessor may be liable to Landlord, arising from the acts or omissions of Sublessee which are or are alleged to be defaults under the Lease or are the subject matter of any indemnity or hold harmless of Sublessor to Landlord under the Lease.

14. Access. Sublessee shall allow Sublessor or its agents during the term, at reasonable times and except in case of emergency (when no notice shall be required) upon reasonable prior oral notice, to enter and view the Subleased Premises, to make repairs and alterations if it should elect to do so and to show the Subleased Premises to others at reasonable times.

15.	Incorporation of Terms of the Lease.
(a)	Sublessee represents that it has read and is familiar with the Lease. It is specifically understood and agreed that this Sublease and each and every provision hereof is and shall remain subject to the Lease and each and every provision thereof, and that in the event that the Lease shall terminate for any reason whatsoever, then, this Sublease shall simultaneously terminate and neither party hereto shall thereby acquire any right or cause of action against the other party by reason of such termination. Notwithstanding the foregoing, in no event will Sublessor be responsible for any services required to be provided by or other obligations of Landlord under the Lease.

(b)	Except as otherwise specifically provided in this Sublease, the terms

(including any capitalized terms), provisions, covenants, rules and regulations, rights, obligations, remedies and agreements of the Lease are incorporated herein by reference with the same force and effect as if they were fully set forth herein except that any reference in the Lease to "Landlord" or "Lessor", "Tenant" or "Lessee" and "Premises" shall mean Sublessor, Sublessee and Subleased Premises, respectively, as such terms are used in this Sublease, and shall, as between Sublessor and Sublessee, constitute the terms of this Sublease are inapplicable, inappropriate, inconsistent with or modified by the provisions of this Sublease and except that the time limits contained in the Lease for the giving of notices, making of demands, or performing of any act, condition or covenant on the part of Sublessee as tenant under the Lease or for the exercise by Sublessor as landlord under the Lease of any right, remedy, option, are changed for the purposes of incorporation herein by shortening the same in each instance by two (2) business days so that in each instance Sublessee shall have two (2) business days less time to observe or perform under this Sublease than Sublessor has as tenant under the Lease. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled to as tenant under the Lease it being understood however, that Sublessor shall have no obligation or liability for Landlord's failure to provide such services or fulfill any other obligation of Landlord under the Lease. In all instances where consent of the "Landlord" is required by the Lease, for purposes of this Sublease consent of both Sublessor and Landlord shall be required.

(c)	Except as otherwise specifically provided in this Sublease, Sublessee covenants and agrees to comply with all of the terms, covenants, conditions and obligations of the Lease to be kept and performed on the part of the tenant thereunder insofar as they relate to the Subleased Premises. Sublessee shall' not commit or permit to be committed any act or omission or allow any condition to exist which shall violate any term or condition of the Lease. Sublessee shall neither do nor permit anything to be done which would cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the landlord under the Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims, liabilities and damages of any kind whatsoever by reason of any breach or default on the part of Sublessee.

(d)	To the extent that the Lease requires or obligates Landlord to maintain repair, restore, or otherwise expend any monies for preserving and maintaining all or any portion of the Subleased Premises or to furnish any services to the Subleased Premises, such obligation shall not pass to Sublessor by reason of this Sublease and shall remain with the Landlord.

(e)	Sublessor hereby represents and warrants to Sublessee that, to the best of its knowledge, it is not in default under any provision under the Lease and that the Lease is in full force and effect. Sublessor hereby agrees to promptly give to Sublessee any written notice of default that it receives from Landlord.

(f)	Sublessor agrees, upon receipt from Sublessee of written notice of any default, obligation or duty of Landlord under the Lease, to promptly notify Landlord of Sublessee's notice and to use its reasonable efforts to cause Landlord to rectify or fulfill any default, obligation or duty as listed in Sublessee's notice. Nothing herein, however, shall require Sublessor to commence a legal action or institute an arbitration against Landlord.

(g)	As between the parties hereto only, in the event of a conflict between the terms of the Lease and the terms of this Sublease, the terms of this Sublease shall control only to the extent they are inconsistent with the terms of the Lease and their respective counterpart provisions in the Lease shall be excluded only to such extent. Notwithstanding anything herein contained, as between Sublessor and Sublessee, and for purposes of this Sublease, the following provisions of the Lease are hereby deleted: Section 8, Section 9, Section 13, Section 14, Section 22, Section 23, Section 24, Section 25, Section 28 (as amended by Section 2 of the Second Amendment to Lease dated September 1, 1996) and Section 1 of the First Amendment to Lease dated July 12,

1996.

16. Events of Default. Sublessee shall be in default hereunder upon the happening of any of the following events ("Events of Default"):

(i)	if Sublessee shall fail to make payment of rent or any installment thereof or any other sum required to be paid by Sublessee under this Sublease and such failure shall continue for five (5) days after written notice to Sublessee; or

(ii)	if the leasehold interest of Sublessee shall be taken on execution or by ofthe process of law which would permit a third party to have possession of the Subleased Premises; or

(iii) if Sublessee shall be judicially declared bankrupt or insolvent according to law; or

(iv)	if any assignment shall be made of the property of Sublessee for the benefit of creditors; or

(v) if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Sublessee's property by a court of competent jurisdiction; or

(vi)if a petition shall be filed for the reorganization of Sublessee under any provisions of the Bankruptcy Code now or hereafter enacted and such proceeding is not dismissed within sixty (60) days after it is begun; or

(vii) if Sublessee shall file a petition for such reorganization, or for arrangements under any provisions of the Bar~kruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payments of debts; or

(viii) if the Subleased Premises shall be abandoned or deserted; or

(ix) if Sublessee shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Sublessee, and such default shall continue for thirty (30) days after notice thereof in writing to Sublessee.

17.	Remedies.

(a) Upon the occurrence of any one or more Events of Default, Sublessor may exercise any remedy against Sublessee which Landlord may exercise for default by Sublessor under the ease.

(b) Sublessor or Sublessee, as the case may be, shall pay and discharge all costs of the other party, including attorneys' fees, expenses and court costs, that shall arise from successfully enforcing any of the terms, covenants and agreements contained in this Sublease.

18.        No Waiver. Sublessee covenants with Sublessor that the failure of Sublessor to insist in any one or more instances upon the strict and literal performance of any of the covenants, terms or conditions of this Sublease, or to exercise any option of Sublessor herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant, term, condition or option, but the same shall continue and remain in full force and effect. The receipt by Sublessor of rent with knowledge of the breach of any covenant, term, condition or provision hereunder shall not be deemed to be a waiver of 'such breach, and no waiver by Sublessor of any such covenant, term, condition or provision, or of the breach thereof, shall be deemed to have been made by Sublessor unless expressly agreed to in writing by Sublessor. No acceptance of partial payment of rent or any other payments required hereunder shall be deemed to be in full satisfaction of the amount due unless agreed to in writing by Sublessor.

19.        Landlord's Consent. 'The parties qgree that (except for Sublessee's obligations upon execution hereof and except for the work to be performed upon such execution pursuant to Section 9 hereof and the indemnity and insurance obligations that arise' from and relate thereto) this Sublease shall not become effective for any purpose unless and until it has been consented to in writing by Landlord and by any other entities whose consent is required under the Lease ("Third Parties") (collectively "Landlord's Approval"). Sublessor shall reasonably promptly after receipt of fully executed copies of this Sublease submit the same to Landlord and any Third Parties for itsitheir consent; provided, however, that Sublessor shall not be required to make any payments or commence any action or proceeding in order to obtain any such consent and shall not in any event be liable to Sublessee fir any failure to obtain same. Sublessee shall fully cooperate with Sublessor and Landlord and any 'Third Parties in order to obtain the necessary consent(s) including, but not limited to, promptly supplying such information and/or documentation as Landlord and/or any Third Parties may request in connection therewith. If Landlord's Approval is not obtained within fifteen (15) days after full execution and delivery of this Sublease, then either party may, upon written notice to the other, cancel this Sublease, provided the party wishing to cancel has fully complied with its agreements and obligations under this Section. Upon such cancellation Sublessor shall, so long as Sublessee has not occupied the Subleased Premises for any purposes (other than the work to be done prior to such Landlord's approval, pursuant to Section 9), refund to Sublessee any item of rent or additional rent paid by Sublessee, and Sublessor and Sublessee shall be relieved of any further obligations under this Sublease other than the applicable terms and provisions of Sections 9, 10 and 13 of this Sublease which shall survive such cancellation. .

20.        Successors and Assigns. 'The respective successors and assigns of Sublessor and Sublessee, subject to the foregoing provisions as to transfers, assignments, insolvency or by operation of law or legal process, shall bear the burdens and enjoy the benefits of all of the covenants, terms, conditions, privileges and agreements contained in or acquired by the provisions of this Sublease, the same as if such'successors and assigns had been specifically mentioned in each and every case where Sublessor or Sublessee is mentioned.

21.        Notices. Except as specifically provided herein to the contrary, all notices provided for hereunder shall be in writing and sent by express courier service or by registered or certified mail, return receipt requested, to the Sublessor c/o Viacom Realty Corporation, 151 5 Broadway, New York, New York, 10036-5794, Attention: President; and a copy thereof similarly sent to Viacom Inc., 1515 Broadway, New York, New York, 10036-5794, Attention: General Counsel; and to the Sublessee prior to the commencement hereof at 210 N. University Drive, Suite 700, Coral Springs, FL 33071 and thereafter at the Subleased Premises, Attention: Ms. Virginia Dollard, President/CEO. Either party may at any time change the address for such notices by mailing to the other party as aforesaid a notice settirlg forth the changed address.

22.        Brokers. Sublessor and Sublessee each represent to the other that there was no real estate broker involved with respect to this transaction other than Cushrnan and Wakefield, Inc. ("C&W") and CB Richard Ellis, Inc. (CBRE), and they hereby indemnify and hold each other harmless from and against any and all claims by any broker or agent, other than C&W andlor CBRE claiming by, through or under the indemnifying party with respect to this Sublease. Sublessor shall be responsible to pay any commission owed to C&W or CBRE as a result of this Sublease pursuant to a separate agreement between Sublessor and C&W. C&W shall be responsible to pay any part of such commission owed to CBRE pursuant to a separate agreement between them.

23.        Time of the Essence. Time shall be of the essence for the performance of each and every term, condition and covenant of this Sublease on the part of Sublessee to be performed.

24.        Governig Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE SUBLEASED PREMISES ARE LOCATED EXCLLIDING

(TO THE GREATEST EXTENT PERMllTED BY LAW) ANY RULE OF L4W THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICI'ION OTHER THAN SUCH STATE.

25.        Partial Invalidity. If any term or other provision of this Sublease is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Sublease shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Sublease so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

26.        Authorization.Sublessee represents and warrants that this Sublease has been duly authorized and the party signing on behalf of Sublessee is so authorized to execute this Sublease.

27.        Entire Agreement; Waivers. This Sublease, together with any exhibits and schedules hereto, constitute the entire agreement of the parties hereto with respect to the subject matter thereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter thereof. This Sublease may not be modified or amended except by a written agreement signed by the parties hereto. Any party to this Sublease may (a) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (b) waive compliance with any of the agreements or conditions of another party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of ariy subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Sublease. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

28. Counterparts. This Sublease may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

29. Written Agreement. The parties hereto understand and agree that no contract or agreement providing for the transactions contemplated hereby shall be deemed to exist unless and until a definitive agreement has been executed and delivered. Each party hereto also agrees that unless and until a definitive agreement has been executed and delivered, neither party hereto will have any legal obligations of any kind whatsoever with respect to the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the date and year first above written.

SUBLESSOR:

VIACOM INC.

BY: /s/David H. Williamson

Name: David H. Williamson

SUBLESSEE:

CCS CONSOLIDATED,INC.

BY: /s/Michael Montijo

Name: Michael Montijo